Earnings per share
                                          Months outstanding
3/31/96 Opening               2,486,348       12.00  2,486,348
       Loan fee                   2,500       12.00      2,500 See 96 file
       Loan fee                   2,500       11.29      2,352  "
       Loan fee                   7,500       10.31      6,444  "

       For services           1,600,000       10.48  1,397,333  "
                              ---------              ---------
                              4,098,848              3,894,977
                              =========              =========

3/31/97 Opening               5,071,348       12.00  5,071,348
 1/1/97 Loan fee                  7,500       12.00      7,500
 3/5/97 Loan conversion          13,750       10.84     12,421
1/31/97 Stock sale            1,062,500       11.00    973,958
3/12/97 Wally stock exercise      5,000       10.61      4,421
                              ---------              ---------
                              6,160,098              6,069,648
                              =========              =========